Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (1)	75,000,000	5.07(1)	380,250,000.00	0.00011020	41,903.55
Fees Previously Paid
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					380,250,000		41,903.55
	Total Fees Previously Paid							N/A
	Total Fee Offsets							0.00
	Net Fee Due							41,903.55

(1)     Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on the New York Stock Exchange on July 20, 2023.